AMERICASBANK CORP.

                            Maximum of 312,500 Units

                                AGENCY AGREEMENT

                                                             ____________, 1998

Hopper Soliday & Co., Inc.
1703 Oregon Pike
Lancaster, PA  17601-4201

                  AmericasBank Corp., a Maryland corporation (the "Company"), is a savings and loan holding company with its principal executive offices located at 3621 East Lombard Street, Baltimore, Maryland 21224. The Company's principal subsidiary is AmericasBank (the "Bank"), a federal stock savings bank. The Bank's deposits are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC") to the applicable legal limits. As of the date hereof, the Bank's only branch is located at 3621 East Lombard Street, Baltimore, Maryland.

                  As of August 30, 1998, the authorized capital stock of the Company consists of 5,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"). As of August 30, 1998, 300,000 shares of Common Stock are issued and outstanding. As of August 30, 1998, there are approximately 216 holders of record of the Common Stock.

                  The Company proposes to offer for sale on a "best effort basis" a minimum of 125,000 and a maximum of 312,500 units (collectively the "Units", each a "Unit"). Each Unit consists of one share of Common Stock and a Warrant to purchase one share of Common Stock at a price of $13.00 per share (a "Warrant"). The Units are being offered at a subscription price of $12.00 per


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Unit ("Unit Price") to the public (the "Offering"). The Offering includes the
Syndicated Offering defined below.


                  The Offering is described in a Prospectus dated ____________, 1998, which Prospectus is part of a Registration Statement on Form SB-1 (File Number 333-61335) filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") on August 13, 1998 (as amended from time to time, the "Registration Statement"). Such Prospectus may be amended or supplemented from time to time as contemplated by this Agreement. As utilized herein, the term Prospectus shall mean the Prospectus as it may be amended or supplemented from time to time.


                  It is presently contemplated that you, as Agent (as hereinafter defined), will apply to the National Association of Securities Dealers, Inc. ("NASD"), for approval of the terms of your compensation, as described herein ("NASD Approval"). It is understood that your participation in the Offering will not commence unless and until you are in receipt of NASD Approval.

                  The Offering will be made on a best-efforts basis to the general public as described in the Prospectus. While the Company shall have the right to reject individual subscriptions in the Offering in its discretion, the Company shall also reject individual subscriptions at the request of the Agent based upon valid legal or regulatory criteria.

                  The Units will be offered and sold to the general public by you as the Agent and the Selling Group referred to in Section 1 of this Agreement, upon receipt of NASD Approval. In addition, the Units will be offered and sold directly by the Company.


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                  All capitalized terms not otherwise defined herein shall have the same meanings as those ascribed to such terms in the Prospectus.

                  SECTION 1. Appointment of Hopper Soliday & Co., Inc. as Agent: Compensation to the Agent.

                           (a)      Subject to the terms and conditions herein
set forth, the Company hereby appoints Hopper Soliday & Co., Inc. ("Agent" or "you"), as its sole agent to consult with and advise the Company and to solicit subscriptions for (other than subscriptions sold directly by the Company) Units on behalf of the Company, in connection with the Company's offering of the Units in the Offering. On the basis of the representations, warranties, covenants and agreements set forth herein, Agent accepts such appointment and agrees to consult with and advise the Company as to the matters described in subsection
(b) of this Section 1 and to use its best efforts to solicit subscriptions for Units in accordance with this Agreement; provided, however, that Agent shall not be obligated to sell any minimum number of Units or to take any action not in accordance with all applicable laws, regulations, decisions or orders. The appointment of Agent hereunder shall terminate upon (a) the sale of the maximum number of Units in the Offering, (b) the Withdrawal Date (as hereinafter defined), or (c) termination by Agent in accordance with Section 11 hereof. In addition, with the prior consent of the Company, which consent shall not be unreasonably withheld, Agent may form a syndicate of NASD member firms, which firms may include Hopper Soliday & Co., Inc. (such syndicate herein collectively called "Selling Group" or "Selected Dealers"), to participate in the solicitation of offers to buy the Units under a Selected Dealers Agreement, substantially in the form of Exhibit "A" attached to this Agreement ("Syndicated Offering"). The Agent will (i) transmit executed Subscription Agreements substantially in the form attached hereto as Exhibit "B" and investors' funds (made payable to "The First National Bank of


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Maryland, Escrow Agent") received by it thereunder and, (ii) use its best efforts to cause Selected Dealers to transmit investors' funds (made payable to "The First National Bank of Maryland, Escrow Agent") and the corresponding executed Subscription Agreements, to The First National Bank of Maryland, as escrow agent (the "Escrow Agent") by mail on or before twelve noon, E.D.T., of the business day next following receipt of such funds and Subscription Agreements by the Agent or Selected Dealer.

                           (b)      Pursuant to an Engagement Letter dated
May 22, 1998, between the Company and the Agent ("Engagement Letter"), the Agent has consulted with and advised the Company and shall continue to consult with and advise the Company with respect to the following:

                                    (i)    Work with management and attorneys in
developing and administering a time and responsibility schedule for the Offering;

                                    (ii)   Function as project manager for the
Offering, working closely with Company management;

                                    (iii)  Develop with Company management a
coordinated marketing program for the Offering. The program will include items such as purchase limitations, community presentations, timing and duration of the Offering;

                                    (iv)   Work with Company management and
directors in identifying target investors for the Offering;

                                    (v)    Assist in developing a sales strategy
for the Offering;

                                    (vi)   Review the Prospectus and all other
Offering-related documents from a marketing perspective;


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                                    (vii)  Determine all document requirements
and work with Company management, financial printer and local suppliers in developing a quality and consistent presentation format at reasonable cost. Such documents include, but are not limited to: advertisements, news releases, mailing inserts, internal communications, various selling and response letters, brochures, order forms, and mailing packages;


                                    (viii) Work with Company management and
graphics material suppliers in outlining and developing format for community presentations. Draft slides for community meetings (for review by Company management and counsel) and assist Company management in rehearsing the presentation;

                                    (ix)   Assemble and manage a syndicate of
selected broker/dealers to assist in the sale of Units if warranted by market demand;

                                    (x)    Prepare drafts of all
Offering-related marketing documents for review by Company management and counsel. Usher the finalized documents through the printing process in conjunction with the financial printer;

                                    (xi)   Prepare sales center documents,
including phone logs, prospect cards, and an operations manual to be used as a reference;

                                    (xii)  Meeting with Company's board,
reviewing with them their role in the marketing effort and overall conduct of the Offering process;

                                    (xiii) Work closely with designated
manager(s) to assure a complete understanding of the process and his/her role. Meet with senior officers and branch managers to explain their roles and answer questions;


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                                    (xiv)  Employees - Conduct overall training
session(s) for all employees covering the employees' role in selling effort, what they may and may not say and defining unfamiliar terms, etc.;


                                    (xv)   Provide procedures manual to be used
in the operation of the sales center. Such procedures include order solicitation and processing, handling of correspondence and answering inquiries, follow-up with prospective purchasers, telephone solicitation, branch activity coordination and assistance and internal controls;


                                    (xvi)  Determine with Company management the
most expeditious way to perform  marketing tasks
(i.e. manual vs. computer) based on availability and qualifications of personnel. Develop equipment and supply lists for setting up the sales center, based upon techniques to be employed; and



                                    (xvii) Document procedures to be followed
and train appropriate personnel to assure an efficient marketing effort.


                           (c)      In addition to the reimbursement of the
expenses specified in Sections 7, 8 and 9 hereof, assuming the consummation of the Offering, the Company will pay to the Agent, the following compensation for its services hereunder:

                                    (i)  to the Agent, an advisory and
management fee of $25,000 (which fee has been paid by the Company prior to the date hereof);

                                    (ii) in the case of sales of Units by the
Selling Group, the Company shall pay to the Agent six percent


                                       6


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(6.0%) of the aggregate dollar amount of the Units sold by members of the
Selling Group (which may include Hopper Soliday & Co., Inc.).

                           (d)      If the Offering is (A) abandoned or
terminated by the Company after the Prospectus is first distributed and no shares are issued hereunder, and the NASD approval with respect to the Offering has been obtained (the date such approval is received being the "Effective Date"); (B) not consummated by March 31, 1999; or (C) if this Agreement is terminated by the Agent in accordance with Section 11(a)(i), (ii) or (iii) hereof, Agent shall not be entitled to the compensation set forth in subsection
(c)(ii) above, but shall be entitled to receive, in addition to the reimbursement for expenses specified in Sections 7, 8 and 9 hereof, the advisory and management fee of $25,000 specified in Section 1(c)(i).

                           (e)      Subject to subsection (h) below, the fees
specified in subsection (c) of this Section 1 shall be payable in immediately available funds on each Closing Date for the Offering.

                           (f)      The Company agrees to reimburse the Agent
for its out-of-pocket costs and expenses, in the maximum aggregate amounts specified in Section 7 hereof, and for all costs and expenses specified in Sections 8 and 9 hereof, promptly upon receiving invoices for such costs and expenses. Such costs and expenses shall be paid whether the Offering is consummated or not, subject to the applicable limits, as further described in
Section 7.

                           (g)      The Company acknowledges that it has
retained the Agent in connection with the Offering and that, in such capacity, only personnel employed by the Agent and such other personnel as are assigned for the specific purposes contemplated by this Agreement to be performed by the Agent will be involved


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in providing the services described herein. In forming the Selling Group, the
Agent may include the brokerage office of Hopper Soliday & Co., Inc., in such group. In such event, Hopper Soliday & Co., Inc. will (i) execute a Selected Dealers Agreement and (ii) abide by the terms thereof and will be entitled to the same compensation as any other member of the Selling Group as set forth in subsection (c)(ii) of this Section 1.

                  SECTION 2. Closing: Release of Funds and Delivery of Certification.

                  If all conditions precedent to the consummation of the Offering are satisfied, the Company agrees to issue with respect to Units sold in the Offering as of the first Closing Date and thereafter until the sale of the Maximum Number of Units and to release for delivery or deliver certificates for the shares of Common Stock included in the Units and Stock Purchase Warrants for the Warrants included in such Units on each Closing Date (each such date being a "Certificate Delivery Date") against payment thereof to the Company by release of funds from the Escrow Agent. No funds shall be released to the Company or withdrawn until the conditions specified in Section 10 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. Such release, withdrawal and payment shall be made at the Closing Date, at 10:00 a.m., Pennsylvania time, on a business day and at a place selected by the Agent, which date and place are acceptable to the Company on at least two business days prior notice to the Company; such business day shall not be more than five (5) business days after the Termination Date, or such other time or place as shall be agreed upon by the Agent and the Company. Certificates for Shares shall be delivered directly to the purchasers in accordance with their respective Subscription Agreement. The hour and date upon which the Company shall release for delivery or deliver the Units sold, receive the funds due to Company from the Escrow Agent and pay the compensation due to Agent hereunder, according to the terms hereof (the "Closing") with respect to the Offering are referred to herein as the "Closing Date." After the first Closing Date, each subsequent closing shall be at such times and dates as the Company may determine in accordance with the escrow agreement dated September 18, 1998, among the Company, the Escrow Agent, and the Agent (the "Escrow Agreement"), after prior notice to the Agent by the Company. In the event there is no Closing, all funds held by the Escrow Agent shall be promptly returned to each subscriber. In any event, funds received by the Escrow Agent for which the Company does not accept a Subscription Agreement shall also be promptly returned to the subscriber.


                           (a)      For purposes of this Agreement, the
following terms shall have the following meaning:

                                    (i)  The term "Termination Date" shall mean
December 31, 1998 unless the Offering is extended by the Company to a date no later than March 31, 1999 by written notice delivered to Agent by the Company.

                                    (ii) The term "Withdrawal Date" shall mean
the date on which the Company delivers to the Agent a notice certifying that the Company has elected to cancel and withdraw the Offering.

                  SECTION 3. Offering. The Units are to be offered in the Offering at the Unit Price.

                  SECTION 4. Representations and Warranties. The Company represents and warrants to the Agent and agrees as follows:

                           (a)      The Registration Statement does not, and at
the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements


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therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements and/or omissions from the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Prospectus, it being understood and agreed that the only such information is that described in Section 8(a) hereof.

                           (b)      The accountants who certify the financial
statements and supporting schedules, if any, included or incorporated by reference in the Registration Statement are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

                           (c)      The Company is duly registered as a savings
and loan holding company under the Homeowners' Loan Act of 1933, as amended; the Company is not currently required to register as a bank holding company under the Bank Holding Company Act of 1956, as amended.

                           (d)      Each "significant subsidiary" of the Company
(as such term is defined in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or of leasing of property or the conduct of business; and all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, is owned by the Company, directly or through subsidiaries, free and clear of any security interest,


                                       10


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mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the subsidiaries was issued in violation of any preemptive or similar rights operating by operation of law, or under the charter or bylaws of any subsidiary or under any agreement to which the Company or any subsidiary is a party. The only subsidiaries of the Company are the Bank and AmericasBank Holdings Corporation, a Maryland corporation.

                           (e)      The financial statements of the Company,
audited and unaudited, if any, included in the Prospectus present fairly the financial position of the Company at the dates indicated and the results of its operations for the periods specified; and such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis for the periods presented. The financial, statistical and pro forma information and related notes included in the Prospectus are accurate and present fairly the information therein on a basis consistent with the financial statements of the Company included in the Prospectus.

                           (f)      Since the respective dates as of which
information is given in the Prospectus, except as may otherwise be stated therein: (i) on the date hereof there has not been, and of the Closing Date there will not be, any material adverse change in the condition, earnings, business affairs or business prospects of the Company, financial or otherwise, whether or not arising in the ordinary course of business, and (ii) on the date hereof there has not been, and as of the Closing Date there will not be, any material transactions entered into by the Company.

                           (g)      As of the date of the Prospectus and the
Closing Date: (i) the Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Maryland with full power and authority (corporate and other) to own or lease its properties and to


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conduct its business as described in the Prospectus; (ii) the Company is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned by it makes such qualification necessary, and (iii) the Company has obtained all licenses, permits and other governmental authorizations required for the conduct of its business.

                           (h)      As of the date of the Prospectus and the
Closing Date:

                                    (i)   The Bank is a federal stock savings
bank, duly incorporated, validly existing and in good standing under the laws of the United States of America with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Prospectus;

                                    (ii)  The Bank is in good standing in each
jurisdiction in which the character of the business conducted by it or the location of the properties owned by it makes such qualification necessary; and

                                    (iii) The Bank has obtained all licenses,
permits and other governmental authorizations required for the conduct of its business.

                           (i)      The deposit accounts of the Bank are insured
by the Savings Association Insurance Fund of the FDIC up to the maximum allowable limits thereof.

                           (j)      The authorized capital stock of the Company
consists of 5,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of the date of the Prospectus there were 300,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued or outstanding. The shares of


                                       12


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Common Stock to be sold in the Offering (the "Shares") have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration therefor, the Shares will be duly and validly issued, fully paid and non-assessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim or equity other than created by the purchase thereof; the issuance of the Shares will not be in violation of any pre-emptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it is bound; and the terms and provisions of the Shares conform and will conform in all material respects to the description thereof contained in the Prospectus.

                           (k)      The Warrants to be sold in the Offering have
been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration therefor and in accordance with the terms thereof, the shares of Common Stock issuable in connection therewith will be duly and validly issued, fully paid and non-assessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim or equity other than created by the purchase thereof; the issuance of the shares of Common Stock upon exercise of the Warrants will not be in violation of any pre-emptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it is bound; and the terms and provisions of the Warrants conform and will conform in all material respects to the description thereof contained in the Prospectus.


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                           (l)      As of the date of the Prospectus and the
Closing Date, neither the Company nor the Bank is in violation of any material law, rule, regulation or order (including laws, rules, regulations and orders pertaining to the offer and sale of securities), or in violation of its articles of incorporation or by laws, or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its properties may be bound, except where such violation or default does not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company; nor will the consummation of any of the transactions described in the Prospectus, nor the execution and delivery of this Agreement or the consummation of the transactions herein contemplated, conflict with or constitute a violation of the articles of incorporation or bylaws of the Company, or any law, rule, regulation or order applicable to the Company, or result in a default under any material contract, lease or other instrument to which the Company is a party, except where such conflict or violation would not have a material adverse effect on the condition, financial or otherwise, of the business, operations or income of the Company.

                           (m)      As of the Closing Date and the date of the
Prospectus, the Company, the Bank and AmericasBank Holdings Corporation each has good and marketable title in fee simple to all items of real property, and good and marketable title to all personal property and assets which are material to its business and are described in the Prospectus as owned by it as of such dates, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or do not affect the value of such property and do not interfere in any material respect with the business of the Company or the Bank.


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                           (n)      As of the date of the Prospectus and the
Closing Date, neither the Company nor the Bank is in violation of any directive or order (including any memorandum of understanding) specific to the Company from the Office of Thrift Supervision (the "OTS"), the FDIC or any other agency to make any material change in the method of conducting its business as described in the Prospectus or as otherwise presently contemplated; the Company and the Bank are each conducting its business so as to comply in all material respects with all applicable statutes and regulations, and there is no suit or proceedings, charge, investigation or action before or by any court, regulatory authority or governmental agency or body pending or, to the best of the knowledge of the Company, threatened, which might affect the performance of this Agreement or the consummation of the transactions herein contemplated or described in the Prospectus or which might result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, or which would materially affect its properties and assets.

                           (o)      Any certificate signed by the President and
the Secretary of the Company and delivered to the Agent or its counsel that refers to this Agreement and any certificate signed by said officers of the Company and delivered to the Agent or its counsel shall be deemed to be a representation and warranty by the Company to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

                           (p)      The Company has not granted or authorized
nor made prior arrangements to grant or authorize any options, warrants or rights to purchase the Company's capital stock other than as described in the Prospectus.

                           (q)      This Agreement has been duly authorized,
executed and delivered by the Company and is the legal, valid and

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binding agreement of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, to general principles of equity and to the extent that rights to indemnity hereunder may be limited under applicable laws.

                           (r)      Each lease of real property (together with
any improvements thereon) and personal property to which the Company or the Bank is a party has been duly authorized, executed and delivered, and is the legal, valid and binding agreement of the Company or the Bank, as the case may be, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors rights, to general principles of equity and to the extent that rights to indemnity thereunder may be limited under applicable laws.

                           (s)      The Company has not taken and shall not
take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares of Common Stock to facilitate the sale of the Units.

                           (t)      Except as disclosed in the Prospectus, there
is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental body or agency, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be described in the Prospectus, or which might reasonably be expected to have a material adverse effect on the financial condition, results of operations, properties, or conduct of business of the Company or any subsidiary (a "Material Adverse Effect").

                           (u)      There are no contracts or documents which
are required to be described in the Registration Statement or the Prospectus or filed as exhibits thereto which have not been so described and filed as required.

                           (v)      The Company and each subsidiary has filed
all federal, state, and local tax returns on or before the date such returns are required to be filed or has filed for an extension as permitted by applicable law, and has paid all federal, state, and local taxes due on or before the date due.

                           (w)      No relationship, direct or indirect, exists
between the Company, on one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and is not so described.

                           (x)      Except as described in the Registration
Statement and Prospectus, there are no persons with registration rights or similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                           (y)      The Company and each of its subsidiaries
carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective business and as is customary for companies engaged in similar businesses.

                  SECTION 5. Representations and Warranties of the Agent. The Agent represents and warrants to Company as follows:

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                           (a)      Hopper Soliday & Co., Inc. is registered as
a broker-dealer with the SEC and is registered, to the extent registration is required, with the appropriate governmental agency in each state in which the Agent intends to offer or sell the Shares and is a member of the NASD and will use its best efforts to maintain such registrations, qualifications and memberships throughout the term of the Offering.

                           (b)      To the knowledge of the Agent, no action or
proceeding is pending against the Agent or any of its officers or directors concerning the Agent's activities as a broker or dealer that would materially adversely affect the Company's offering of the Units.

                           (c)      The Agent will offer the Units only in those
states and in the quantities that are identified in the Blue Sky Memorandum(s) from the Company's counsel to the Agent confirming that the Offering of the Units has been qualified for sale, or is exempt from registration, under the applicable state statutes and regulations in accordance with such Memorandum(s).


                           (d)      The Agent, in connection with the offer and
sale of the Units and in the performance of its duties and obligations under this Agreement, agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions in which the Units are offered and sold and the Rules and Regulations of the NASD, and will not, in connection with its efforts hereunder to sell the Units, make any representation or give any information other than as contained in the Prospectus or in any marketing materials prepared by the Company with the assistance of Agent, which materials must be approved for use by Agent.


                           (e)      The Agent is a corporation duly organized,
validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Agent has all requisite power

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and authority to enter into this Agreement and to carry out its obligations hereunder.

                           (f)      This Agreement has been duly authorized,
executed and delivered by the Agent and is a valid agreement on the part of the Agent, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors rights, to general principles of equity and to the extent that rights to indemnity thereunder may be limited under applicable laws.

                           (g)      Neither the execution of this Agreement nor
the consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or bylaws of the Agent or any indenture, agreement or other instrument to which the Agent is a party or violate any order directed to the Agent of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Agent or its affiliates.

                           (h)      The Agent knows of no person who rendered
any services in connection with the introduction of the Company to the Agent who will be entitled to receive from the Agent or from the Company any finder's fees or similar payments.

                  SECTION 6. Covenants of the Company. The Company hereby covenants with you as follows:

                           (a)      The Company will only offer the Units in the
states of Maryland, Delaware, Virginia, Pennsylvania, New York, and Florida and in the District of Columbia. The Company will to the extent required, use its best efforts to have the Offering approved in those states; and will notify you
(i) of the receipt of any comments from the SEC or any other regulatory authority with respect to the Offering or any other matter referred to in the Registration Statement, (ii) of any request by the SEC or any other regulatory authority for any amendment or supplement to the Registration Statement, the Blue Sky Materials (as hereinafter defined) or for additional information, (iii) of the issuance by the SEC or any other regulatory authority of any order or other action suspending the Offering or the use of the Prospectus or any other filing of the Company under applicable state law or the threat of any such action, and
(iv) of the issuance by the SEC or any regulatory authority of any stop order suspending the use of the Prospectus or of the initiation or threat of initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the SEC or any regulatory authority of any such order, and if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Company shall file with the state securities authorities of the states listed above, to the extent necessary, appropriate registration materials in order to comply with the laws of such states applicable to the sale of the Units ("Blue Sky Materials").

                           (b)      The Company will give you notice of its
intention to amend or file any amendment or supplement to the Prospectus which differs from the Prospectus most recently filed with the SEC and will not amend or file any such amendment or supplement to the Prospectus to which you shall reasonably object.

                           (c)      The Company has or will deliver to you and
to your counsel at least one (1) conformed copy of the Registration Statement and the Blue Sky Materials, as originally filed, and each amendment thereto or correspondence in connection therewith.

                           (d)      The Company will furnish to you, from time
to time, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the respective applicable rules and regulations of the NASD.

                           (e)      As of the effective date of the Registration
Statement and continuing through each Closing Date, the Company will comply, at its own expense, with all requirements imposed upon it by the SEC, state securities regulators and by any other applicable regulatory authority, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereto and the Prospectus, provided, however, that the Company may, in its sole discretion, withdraw from selling Units in any state listed in (a) above after prior written notice to and consultation with Agent.

                           (f)      If any event relating to or affecting the
Company shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Company to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith prepare and furnish to you a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory to each of Company's counsel and your counsel) which will amend or supplement the Prospectus so that, as amended or supplemented, it will not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a prospective purchaser or a purchaser, not misleading. For the purpose of this subsection (f), the Company will furnish to you such information with respect to itself as you may from time to time reasonably request; provided, however, that any information which is of a confidential or proprietary nature shall not be delivered to any third party other than your legal counsel or accountants in connection with the Offering, or as otherwise required by law.


                           (g)      During the period of eighteen (18) months
from the last Closing Date, the Company will furnish to you as soon as practicable after the end of each fiscal year, but not later than one hundred and twenty (120) days after the end of such fiscal year, a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its subsidiaries, if any, as of the end of and for such year, certified by independent public accountants.



                           (h)      During the period of eighteen (18) months
from the Closing Date, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year, but not later than one hundred and twenty (120) days after the end of such fiscal year, an annual report including a consolidated balance sheet and statements of consolidated income, shareholder's equity and cash flows of the Company and its subsidiaries, if any, as of the end of and for such year, certified by independent public accountants.


                           (i)      During the period of eighteen (18) months
from the Closing Date , the Company will furnish to you as soon as available, a copy of each report of the Company furnished generally to shareholders of the Company or, to the extent required, filed with the SEC, or any national securities exchange or system on which any class of securities of the Company may be listed or quoted.

                           (j)      The Company will use the net proceeds from
the sale of the Units in the manner set forth in the Prospectus under the caption, "Use of Proceeds".

                           (k)      Other than the Prospectus or as permitted by
applicable law, the Company will not distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Units and will not publish any writing which constitutes an offer or prospectus.

                           (l)      The Company will use all reasonable efforts
to comply with such requirements as may be necessary for Hopper Soliday & Co., Inc. or other brokerage firms to make an active market for the Common Stock.


                           (m)      The Company will cause the Escrow Agent to
maintain such records of all funds submitted to the Escrow Agent in connection with the Offering as necessary to enable the Escrow Agent to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Offering as described in the Prospectus and the Escrow Agreement.


                           (n)      The Company shall not be deemed to have
accepted any subscription offer accompanied by a check or comparable instrument until final payment has been made on such check or instrument and the Company accepts the subscription by executing the Subscription Agreement.

                           (o)      The Company will timely file such reports
pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by the last paragraph of
Section 11 of the 1933 Act.

                  SECTION 7. Payment of Expenses. The Company agrees to pay all expenses in connection with the Offering and otherwise incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, the following: (i) the preparation, issuance and delivery of certificates for the Shares to the subscribers in the Offering, (ii) the fees and disbursements of the Company's legal counsel and accountants, (iii) the filing fees, if any, incurred in connection with the qualification of the Shares under all applicable securities or Blue Sky laws, (iv) the printing and delivery to you, in such quantities as you shall reasonably request, of copies of the Prospectus and all other documents in connection with the Offering and this Agreement, (v) the cost of preparing and printing marketing materials, advertising expenses and expenses relating to meetings with prospective subscribers, (vi) filing fees incurred in connection with the review of the Offering by the NASD, (vii) the cost of printing all stock certificates and all other documents related to the Offering, and the fees and charges of any transfer agent, registrar and other similar agents, if any, (viii) documented out-of-pocket expenses incurred by you in connection with the Offering and this Agreement not in excess of $3,000, and (ix) fees, disbursements and other expenses of your counsel, in addition to amounts specified in clause (iii) above. Reimbursement or payment of legal fees (excluding expenses) enumerated under clause (ix) shall not exceed $7,500. Reimbursement of fees and expenses set forth in clause (viii) shall be made on a quarterly basis, beginning October 1, 1998. The fees and expenses of your counsel shall be billed directly to the Company on a quarterly basis beginning October 1, 1998. Such bills will be payable promptly upon receipt thereof. If there is a material delay in the consummation of this Offering which would require updating of the financial information in the Prospectus for a period ending later than June 30, 1998, the parties hereby agree to increase the limitation on fees set forth above.

                  SECTION 8.  Indemnification.

                           (a)      The Company agrees to indemnify and hold
harmless you, your officers, directors, agents, employees and each person, if any, who controls you within the meaning of

Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), against all losses, claims, damages or liabilities, joint or several, to which you or any of them may become subject under all applicable federal and state laws or otherwise, and to reimburse you and such persons for any expenses (including reasonable fees and disbursements of counsel) incurred by you or any of them in connection with investigating, preparing or defending any actions, to the extent such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement contained in the Registration Statement (or any amendment or supplement thereto), or any Blue Sky application or other instrument executed by the Company or based upon written information supplied by the Company filed in any state or jurisdiction to qualify any or all of the Units under the securities laws thereof (collectively the "Blue Sky Application"), or (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) arise from or are based upon any Prospectus or any other documentation distributed in connection with the offering and this Agreement; provided, however, that the Company shall not be liable in any such case to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in, or material omission or alleged material omission from, the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information furnished in writing to the Company by you regarding you expressly for use in the Prospectus or if you fail to deliver a Prospectus that corrects a deficient disclosure if such corrected Prospectus was made available to you on a timely basis. The Company agrees that the only information furnished by you for use in the Prospectus is set forth in footnote number (1) on the cover page of the Prospectus and the first paragraph under "Terms of the Offering, Plan of Distribution - Hopper Soliday" in the Prospectus.

                           (b)      You agree to indemnify and hold harmless the
Company, its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act against all losses, claims, damages or liabilities, joint or several, to which they, or any or them, may become subject under all applicable federal and state laws or otherwise, and to reimburse the Company and such persons for any expenses (including reasonable fees and disbursements of counsel) incurred by them, in connection with investigating, preparing or defending any actions, to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or based upon the omission or alleged omission to state in the Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; Provided, however, that your obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged omitted material fact was contained in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by you regarding you expressly for use in the Prospectus.

                           (c)      Promptly after receipt by an indemnified
party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
(iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b) shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                           (d)      The agreements contained in this Section 8
and in Section 9 hereof and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of you or your officers, directors or controlling persons, or by or on behalf of the Company or any officers, directors or controlling persons of the Company, (ii) delivery of and payment for the Units, or (iii) any termination of this Agreement.

                  SECTION 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Company and you shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses) incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, (but after deducting any contribution received by the Company from persons other than you, who may also be liable for contribution) to which the Company may be subject in such proportion so that you are responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 1 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Units in the Offering, and the Company shall be responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other hand shall be deemed to be in the same proportion as total net proceeds from the sale of Units (before deducting expenses) received by the Company bear to the total fees (not including expenses) received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to written information supplied by the Company on the one hand or you on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, you shall not be required to contribute any amount in excess of the amount by which the aggregate price of Units sold by the Agent in the Offering exceeds the amount of any damages which you would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of any fraudulent misrepresentation (within the meaning of section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company under this
Section 9 and under Section 8 shall be in addition to any liability which the Company may otherwise have. For purposes of this Section 9, each of your officers and directors and each person, if any, who controls you within the meaning of the 1933 Act shall have the same rights to contribution as you and each person, if any, who controls the Company within the meaning of the 1933 Act, and each officer and director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.


                  SECTION 10. Conditions to Closing. Unless otherwise agreed upon by you and the Company, the consummation of this Offering is subject to the condition that all representations and warranties and other statements of the Company herein are, as applicable, at and as of the commencement of the Offering or as of each Closing Date, true and correct in all material respects, the condition that the Company shall have performed in all material respects all its obligations hereunder to be performed on or before such dates, and to the following further conditions:


                           (a)      No stop order suspending the use of the
Prospectus shall have been issued under any applicable law or proceedings thereof initiated or threatened by any regulatory authority, and no order or other action suspending the consummation of the transactions described in the Prospectus shall have been issued or proceeding therefor initiated or threatened by the SEC or any other regulatory authority.

                           (b)      At the first Closing Date you shall have
received:


                                    (1)  The opinion addressed to you, as of the
first Closing Date of Ober, Kaler, Grimes & Shriver, counsel for the Company, in form and substance satisfactory to your counsel, substantially to the effect that:


                                            (i)  The Company has been duly
incorporated and is validly existing and in good standing under the laws of the State of Maryland.

                                            (ii)  The Company has the corporate
power and authority to conduct its business and to own, lease and operate its properties as described in the Prospectus and as otherwise contemplated.

                                            (iii)  The deposit accounts of the
Bank are insured by the Savings Association Insurance Fund of the FDIC up to the maximum amount allowed under law.


                                            (iv)  All Shares offered pursuant to
the Offering have been duly and validly authorized for issuance, and when issued, sold and delivered by the Company pursuant to the terms of the Offering against payment of the consideration set forth in the Prospectus, the Shares will be duly and validly issued and fully paid and nonassessable.


                                            (v)  All of the capital stock of the
Company to be issued and outstanding immediately following the conclusion of the Offering has been duly authorized and, upon payment of consideration therefor in accordance with the description set forth in the Prospectus, will be validly issued, fully paid, and nonassessable.

                                            (vi)  This Agreement, and each lease
of real property of the Company or the Bank described in the Prospectus, if any, has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, to general principles of equity and to the extent that rights to indemnity thereunder may be limited under applicable laws.

                                            (vii)  No stop order suspending the
use of the Prospectus has been issued or, to the best of such counsel's knowledge, proceedings therefor initiated or threatened by any regulatory authority respecting the issuance of the Units.

                                            (viii)  No further approval,
registration, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Units and the consummation of the transactions described in the Prospectus.

                                            (ix)  In addition, we advise you
that in the course of the preparation of the Registration Statement and the Prospectus, we participated in conferences with officers and representatives of the Company, with the Company's independent public accountants, at which conferences the content of the Registration Statement and the Prospectus were discussed and at which conferences we made inquiries of such officers, representatives and accountants, and, on the basis of the foregoing, nothing has come to our attention that would lead us to believe that either the Registration Statement or any amendment thereto, as of the date the Registration Statement or such amendment is or was declared effective, and as of the Closing Date, or the Prospectus as of the date thereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we do not express any belief with respect to the financial statements, and the notes and schedules related thereto and other financial information or statistical data included in the Registration Statement, any amendment thereto, or the Prospectus). Without limiting the generality of the foregoing, we assume no responsibility for the accuracy, completeness or fairness of any statements contained in the Registration Statement or Prospectus, other than statements insofar as they relate to legal matters under the captions "Supervision and Regulation", "Description of Capital Stock and Warrants" and "Shares Available for Future Sale."

                                            (x)  The information in the
Prospectus under the captions: "Supervision and Regulation," "Description of Capital Stock and Warrants", and "Shares Available for Future Sale", to the extent such information purports to summarize provisions of law or summarizes legal conclusions, are accurate summaries in all material respects.

                                            (xi)  The terms and provisions of
the Shares conform to the description thereof contained in the Prospectus, and the form of certificate to be used to evidence the Shares is in due and proper form.

                                            (xii)  There are no pending or, to
the best of counsel's knowledge, threatened legal or governmental proceedings which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending or, to the best of counsel's knowledge, threatened legal and governmental proceedings to which the Company is a party are described in the Prospectus other than ordinary routine litigation incidental to the business of the Company which are, considered in the aggregate, not material.

                                            (xiii)  To the best of such
counsel's knowledge after reasonable inquiry, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Company required to be described or referred to in the Registration Statement or to be included as exhibits thereto other than those described or referred to therein or included exhibits thereto, the descriptions thereof or references thereto are correct in all material respects.


                                            (xiv)  The Company has all material
licenses, permits and other governmental authorizations currently required for the conduct of its business as described in the Prospectus, all such licenses, permits and other governmental authorization are or will be in full force and effect, and the Company is in all material respects in compliance therewith.


                                            (xv)  The Company is not in
violation of its articles of incorporation or bylaws, or to the best of such counsel's knowledge, in violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party other than loans it makes in the ordinary course of business or by which it or its properties may be bound; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and do not conflict with or constitute a material breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to its articles of incorporation, or, to the best of such counsel's knowledge, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or any applicable law, regulation or order.

                           In rendering the foregoing opinions, counsel may
rely, as to factual matters, on certificates of officers of the Company and on certificates of appropriate public officials. In addition, counsel's opinion may be limited to laws of the United States of America and the State of Maryland.

                           (c)      At each Closing Date, you shall receive a
joint certificate of the Chief Executive Officer, and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect that (i) since the respective dates as of when information was given in the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions relating to the Offering and this Agreement on its part to be performed or satisfied at or prior to the applicable Closing Date, (iv) no stop order suspending the use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened and, (v) no order suspending the Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened.

                           (d)      At each Closing Date your counsel shall have
been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of Units as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the Offering, this Agreement and the sale of the Units as herein contemplated shall be satisfactory in form and substance to you and your counsel.

                           (e)      The Company shall not have sustained, since
the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and since the respective dates as of which information is given in the Prospectus, there shall not have been any change or any development involving a prospective change in, or affecting the general affairs, management, financial position, shareholders' equity or results to operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described above, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in the Prospectus.

                           (f)      There shall not exist as of the relevant
date any of the following: (i) a suspension or material limitation in trading in securities generally on the New York or American Stock Exchanges; or (ii) a general moratorium on commercial bank activities or a general moratorium on the withdrawal of deposits from federal stock savings banks insured by the FDIC.

                           (g)      Subscriptions for at least 125,000 Units
(and payment therefor) shall have been received by the Escrow Agent and accepted by the Company.

                           (h)      A Memorandum prepared by Ober, Kaler, Grimes
& Shriver, counsel to the Company, in form and substance satisfactory to you, setting forth the filings made with the state securities agencies of Maryland, Delaware, Florida, New York, Pennsylvania, Virginia, and the District of Columbia and any exemptions relied on in such jurisdictions in connection with the Offering.

                           If any of the conditions specified in this section
shall not have been fulfilled when and as required by this Agreement, this Agreement and all of your obligations hereunder may be cancelled by you by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 7, 8, and 9 hereof.

                  SECTION 11.  Termination.

                           (a)      Upon the occurrence of any of the following
events, Agent, at its election, may terminate this Agreement and neither party to this Agreement shall thereafter have any obligation to the,other hereunder, except for obligations of the Company to the Agent as set forth in Sections 1, 7, 8, and 9 hereof, if: (i) at any time prior to the Closing Date, Agent in its sole discretion determines that a material adverse change has occurred in the financial condition or operations of the Company since June 30, 1998; (ii) prior to the commencement of the Offering, Agent, in its sole discretion, determines that the Prospectus and/or related disclosure documents do not accurately and satisfactorily disclose all relevant information of and concerning the Company and that the sale of the Units based on such information is not advisable; (iii) Agent, in its sole discretion, determines that due to the market conditions prevailing at the time the Offering is to be commenced it is inadvisable to proceed with the Offering, or (iv) the Offering is not consummated by March 31, 1999.

                           (b)      In the event the Company fails to meet the
conditions specified in Section 10 hereof within the period specified in, and in accordance with the Prospectus, at the election of either party hereto this Agreement shall terminate and neither party to this Agreement shall thereafter have any obligation to the other hereunder, except for obligations of the Company to the Agent as set forth in Sections 1, 7, 8, and 9 hereof.

                           (c)      This Agreement may only be terminated by
Agent, with respect to Agent's obligations hereunder, by notifying the Company in writing of the same.

                  SECTION 12. Survival. The respective indemnities, agreements, representations, warranties and other statements of or respecting the Company and you, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of you or any of your officers or directors or any person controlling you, or the Company, and shall survive delivery of and payment for the Units.

                  SECTION 13. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

                  SECTION 14.  Miscellaneous.

                           (a)      Notices hereunder, except as otherwise
provided herein, shall be given in writing or by telegraph, addressed (i) to the Agent at 1703 Oregon Pike, Lancaster, Pennsylvania 17601 (Attention: Eric G. Hoerner), with a copy to: Wesley R. Kelso, Stevens & Lee, One Penn Square, 2nd Floor, Lancaster, Pennsylvania 17602, and (ii) to the Company at the Company's principal office (Attention: J. Clarence Jameson, III, President) with a copy to Frank C. Bonaventure, Jr., Ober, Kaler, Grimes & Shriver, 120 East Baltimore Street, Baltimore, Maryland 21202-1643.

                           (b)      This Agreement in made solely for the
benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder. The term "successor" shall not include any purchaser, as such, of any of the Units.

                           (c)      This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  If the foregoing correctly sets forth the arrangement between the Company and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.

                                           Very truly yours,

                                           AMERICASBANK CORP.

                                           By:______________________________
                                               J. Clarence Jameson, III,
                                               President

Accepted as of the date
first above written

HOPPER SOLIDAY & CO., INC.

By:___________________________
    Eric G. Hoerner, Senior
    Vice President


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



                                   EXHIBIT A
                                   ---------

                               AMERICASBANK CORP.

                            Maximum of 312,500 Units

                           SELECTED DEALERS AGREEMENT
                           --------------------------

                                                           _____________, 1998

Gentlemen:

                  You have agreed to assist Hopper Soliday & Co., Inc., in connection with the public offering of up to 312,500 units (the "Units"), with each Unit consisting of one share (the "Shares") of Common Stock, par value $0.01 per share, of AmericasBank Corp. (the "Company"), and one Common Stock Purchase Warrant, at a subscription price of $12.00 per Unit. The Units will be offered to the general public (the "Offering"). The Units and certain of the terms on which they are being offered are more fully described in the Prospectus.

                  We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Units in the Offering, and we will pay to you directly a fee in the amount of four and one-half percent (4.5%) of the dollar amount of the Units sold on behalf of the Company by you. The dollar amount of Units sold on behalf of the Company by you shall be evidenced on the Subscription Agreements supplied by the Company executed by subscribers or executed by your firm on behalf of subscribers, pursuant to authority previously given. You understand that executed Subscription Agreements, together with the funds representing payment in full of the Units purchased thereby, must be forwarded to the Escrow Agent on or before twelve noon, prevailing time, of the business day next following such execution. It is understood that (i) Subscription Agreements must bear the authorized designation of your firm; and (ii) Subscription Agreements executed by you shall indicate on the front thereof the true and correct beneficial subscriber for the indicated units.

                  Each Subscription Agreement must precisely set forth the Taxpayer Identification Number, number of Units and state of residence of the beneficial subscriber for each order and the name in which each certificate for Shares and Warrants should be issued and delivered. Subscription Agreements should be executed and clearly identify your firm. All checks shall be made payable to "The First National Bank of Maryland, Escrow Agent."

                  As soon as practicable after the Termination Date, as defined in the Prospectus, we will remit to you the fees to which you are entitled hereunder; provided that our obligation to pay you such fees is limited to the extent such fees are paid to us by the Company.

                  This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") who agree to comply with all applicable rules of the NASD, including, without limitation, the NASD'S Interpretation with Respect to Free-Riding and Withholding. Orders for Units will be strictly subject to confirmation and the Company, reserves the right in its unfettered discretion to reject any order, in whole or in part, to accept or reject orders in the order of their receipt or otherwise to allot Units among subscribers. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Units. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Units from the public or otherwise. No Selected Dealer shall engage in any stabilizing activities (as defined in Regulation M promulgated under the

Securities Exchange Act of 1934) with respect to the Company's Common Stock during the Offering.

                  We and each Selected Dealer assisting in selling Units pursuant hereto agree to comply with all federal and state statutes, rules and regulations applicable to the Offering. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a copy of the Prospectus be supplied to each person who is expected to receive a confirmation of sale at least 48 hours prior to the mailing of such confirmation and agree to abide by and comply with this rule.

                  Unless earlier terminated by us, this Agreement shall terminate on the Termination Date. We may terminate this Agreement or any provisions hereof by giving notice in the manner set forth herein.

                  You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Units sold on behalf of the Company by you under this Agreement. You agree that Subscription Agreements will be delivered to the Company, with copies to us.

                  We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the Offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

                  Upon application to us, we will inform you as to the states in which we believe the Units have been qualified for sale under, or are exempt from the requirements of, the respective Blue Sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Units in any state.

                  Copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

                  Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, transmitted by telephone facsimile or telegraphed to you at the address to which this Agreement is mailed.

                  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Hopper Soliday & Co., Inc., 1703 Oregon Pike, Lancaster, Pennsylvania 17601-4201, Attention: Eric G. Hoerner. The enclosed duplicate copy will evidence the Agreement between us.

                                        Very truly yours,

                                        HOPPER SOLIDAY & CO., INC.

                                        By:_______________________________

Agreed to and accepted:

[Name of Firm)

By:_________________________            Date:____________________________

   _________________________
   [Title]